UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 30, 2025

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Centerpointe Drive #625, La Palma, CA	90623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

Iris Acquisition Corp

3rd Floor Zephyr House

122 Mary Street, George Town

PO Box 10085

Grand Cayman KY1-1001, Cayman Islands

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Registrant,” the “Combined Company,” the “Company” and “ParentCo” refer to Liminatus Pharma, Inc. (formerly known as Iris Parent Holding Corp.), a Delaware corporation, after giving effect to the Business Combination (as defined below), and where appropriate, our wholly-owned subsidiaries (including Liminatus Pharma, LLC) following the Closing Date (as defined below). Furthermore, unless otherwise stated or unless the context otherwise requires, references to “Iris” refer to Iris Acquisition Corp (formerly known as Tribe Capital Growth Corp I), a Delaware corporation, prior to the Closing Date, and references to “Liminatus” refer to Liminatus Pharma, LLC, a Delaware limited liability company, prior to the Closing Date. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meanings given to such terms in the Proxy Statement/Prospectus filed by Iris with the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2025 (the “Proxy Statement/Prospectus”) and such definitions are incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, the information in this Report controls.

Closing of Business Combination

On April 30, 2025 (the “Closing Date”), the Company completed the business combination contemplated by the Business Combination Agreement, dated as of November 30, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) by and among Iris, ParentCo, Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“Liminatus Merger Sub”), SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“SPAC Merger Sub” and together with Liminatus Merger Sub, the “Merger Subs”), and Liminatus. The Business Combination Agreement was previously reported on the Current Report on Form 8-K filed by Iris with the SEC on December 1, 2022.

Completion of the Mergers

As previously reported on the Current Report on Form 8-K filed by Iris with the SEC on March 10, 2025, Iris held a special meeting of stockholders on March 4, 2025 (the “Special Meeting”). At the Special Meeting, Iris’ stockholders approved the proposals outlined in the Proxy Statement/Prospectus, including, among other things, adoption of the Business Combination Agreement and approval of the transactions contemplated by the Business Combination Agreement, including: (a) the merger of Liminatus Merger Sub with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, the merger of SPAC Merger Sub with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination,” and together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), and the issuance of the Company’s securities as consideration thereunder, as described in the section titled “The Business Combination Proposal” beginning on page 103 of the Proxy Statement/Prospectus.

On the Closing Date, (i) Iris effected the SPAC Merger by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and (ii) the Company effected the Liminatus Merger by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Limited Liability Company Act (the “DLLC Act”), with each of the Mergers being consummated and effective simultaneously as of April 30, 2025. The certificates of merger are filed herewith as Exhibits 2.2 and 2.3.

In connection with the Business Combination, the Company filed an amended and restated certificate of incorporation (the “ParentCo Certificate of Incorporation”), which, among other things, changed the Company’s name to “Liminatus Pharma, Inc.” The ParentCo Certificate of Incorporation is filed herewith as Exhibit 3.1.

On the Closing Date, the Business Combination, among other transactions contemplated by the Business Combination Agreement, was completed (the “Closing”).

Effect of the Business Combination on Existing Iris Equity

Pursuant to the Business Combination Agreement:

(i)	immediately prior to the effective time of the Mergers (the “Effective Time”), every issued and outstanding Iris Unit automatically separated into its constituent parts and the holder thereof were deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”);

(ii)	at the Effective Time, each issued and outstanding Iris Class A Share converted automatically into one share of common stock, par value $0.0001 per share of ParentCo (“ParentCo Common Stock”), following which all Iris Class A Shares were automatically cancelled and ceased to exist and be outstanding;

(iii)	at the Effective Time, each issued and outstanding Public Warrant, in accordance with the terms of the Warrant Agreement, immediately and automatically converted into the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement (each a “ParentCo Public Warrant”);

(iv)	at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share (the “Private Placement Warrants”), except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited; and

(v)	at the Effective Time and in accordance with the Warrant Agreement, each Private Placement Warrant issued to Cantor immediately and automatically converted into the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement (each a “ParentCo Private Placement Warrant”).

At the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time converted into an equal number of shares of common stock of Iris each of which is held by ParentCo, with the same rights, powers and privileges as the shares so converted, and such shares constituted the only outstanding shares of capital stock of Iris.

Merger Consideration

At the Closing, pursuant to the terms of the Business Combination Agreement, the aggregate consideration paid in the Transactions to the direct or indirect owners of Liminatus consisted of 17.5 million shares of ParentCo Common Stock (based on a deemed price of $10.00 per share of ParentCo Common Stock).

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement and the amendments to the Business Combination Agreement, which are filed herewith as Exhibit 2.1 and incorporated herein by reference.

Sponsor Forfeiture

In connection with the Business Combination, pursuant to the terms of the Sponsor Forfeiture Agreement, Iris Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), forfeited 4,177,778 Private Placement Warrants effective immediately prior to the Closing.

PIPE Equity Investment

Concurrently with the Closing of the Business Combination, pursuant to the terms of the PIPE Equity Subscription Agreement, the Company completed its PIPE Equity Investment, issuing and selling 1,500,000 shares of ParentCo Common Stock in a private placement to an accredited investor (the “PIPE Investor”), at a purchase price per share of $10.00, for an aggregate purchase price of $15,000,000, issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Related Agreements

Amended and Restated Registration Rights Agreement

On the Closing Date, ParentCo entered into an Amended and Restated Registration Rights Agreement (the “RRA”) with the Sponsor, Cantor, certain former members of Liminatus and the PIPE Investor. Pursuant to the RRA, ParentCo agreed to file a resale shelf registration statement on behalf of the ParentCo security holders party to the agreement within 30 days after the closing of the Business Combination. The RRA also provides certain demand rights and piggyback rights to ParentCo stockholders, subject to certain specified underwriter cutbacks and issuer blackout periods. ParentCo will bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement prior to its withdrawal and all expenses incurred in performing or complying with its other obligations under the RRA, whether or not the registration statement becomes effective. The RRA will terminate with respect to any holder party thereto, on the date that such holder party no longer holds any registrable securities.

The foregoing description of the RRA does not purport to be complete and is qualified in its entirety by the terms and conditions of the RRA, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, ParentCo entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with the Sponsor and certain Liminatus Members with respect to the shares of ParentCo Common Stock issued as consideration under the Business Combination Agreement. The Lock-Up Agreement includes, among other things, the following provisions:

Certain Liminatus Members will not be able to transfer any shares of ParentCo Common Stock beneficially owned or otherwise held by them for a period that is the earlier of: (a) for one-third of the shares, six months after the Closing Date, for one-third of the shares, twelve months after the Closing Date; and for one-third of the shares, twenty-four months after the Closing Date; (b) the date on which the closing price of the ParentCo Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period; or (c) the date on which ParentCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of ParentCo’s stockholders having the right to exchange their shares of ParentCo common stock for cash, securities or other property.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

In connection with the vote at the Special Meeting on March 4, 2025, public stockholders holding 59,844 Iris Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account established at the consummation of Iris’ initial public offering (the “Trust Account”). As a result, approximately $702,359 (approximately $11.74 per share) was removed from the Trust Account to pay such holders. Immediately after giving effect to the redemption of 59,844 Iris Class A Shares in connection with the Business Combination, there were 114,633 public shares and 6,900,000 public warrants outstanding.

Upon the consummation of the Business Combination, Iris’s Class A common stock, units and public warrants ceased trading on the OTC Pink Marketplace, and ParentCo Common Stock and ParentCo Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) on May 1, 2025, under the symbols “LIMN” and “LIMNW,” respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as Iris was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to Iris, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements contained in this Report may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for purposes of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the Company. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report, forward-looking statements may be identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

The Company cautions readers of this Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, which could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, other performance metrics, projections of market opportunity, expected management and governance of the Company. These statements are based on various assumptions, whether or not identified in this Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. The risk factors and cautionary language contained in this Report, and incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

•	changes in the competitive industries and markets in which the Company operates or plans to operate;

•	changes in applicable laws or regulations affecting the Company’s business;

•	the Company’s ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

•	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

•	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

•	the Company’s potential inability to manage growth effectively;

•	the Company’s ability to recruit, train and retain qualified personnel;

•	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

•	costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination;

•	risks related to the Company’s marketing and growth strategies;

•	the effects of competition on the Company’s business;

•	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations;

•	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

•	the inability to maintain the listing of the Company’s common stock and warrants on Nasdaq following the Business Combination;

•	other risks and uncertainties indicated in this Report, including those under “Risk Factors” beginning on page 26 in the Proxy Statement/Prospectus and other filings that have been made or will be made with the SEC by the Company.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Business of Liminatus” beginning on page 184, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus, including those under “Risk Factors” beginning on page 26 in the Proxy Statement/Prospectus and specifically including in the sections titled “Risk Factors – Risks Related to Liminatus’s Business and Operations” beginning on page 26 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Financial Information

The audited financial statements of ParentCo for the fiscal years ended December 31, 2024 and 2023 are filed herewith as Exhibit 99.1.

The audited financial statements of Liminatus for the fiscal years ended December 31, 2024 and 2023 are filed herewith as Exhibit 99.2.

The audited financial statements of Iris for the fiscal years ended December 31, 2024 and 2023 are incorporated by reference to pages 52-75 in the Annual Report on Form 10-K for the year ended December 31, 2024 filed by Iris with the SEC on April 16, 2025 (the “Iris Form 10-K”).

Properties

The business address of Liminatus’s principal executive office is 6 Centerpointe Dr. #625, La Palma, California 90623.

The Company believes that all of its properties have been adequately maintained, are generally in good condition, are suitable and adequate for its business.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Liminatus for the fiscal years ended December 31, 2024 and 2023 is set forth below.

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Liminatus” refer to Liminatus Pharma, LLC prior to the consummation of the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties, and assumptions. As a result of many factors, including those set forth in the “Risk Factors” section of this filing, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a pre-clinical stage life sciences and pre-revenue company developing a next generation CD47 checkpoint inhibitor under a license agreement. In October 2022, the Company was assigned a license and development agreement, as amended, with InnoBation Bio Co. Ltd (“InnoBation”) (the “CD47 License”), whereby, effective March 31, 2023, the Company received an exclusive license to develop and commercialize products for the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”), from Curis Biotech Holdings LLC, the parent company of Valetudo Therapeutics LLC (“Valetudo”), a related party of the Company.

We were formed in Delaware on April 12, 2018.

Since our inception, our operations have focused on raising capital and entering into license and development agreements for conducting research and development activities for our products. We do not have any product candidates approved for sale and have not generated any revenue from product sales. We have funded our operations through the sale of equity, raising an aggregate of $4.5 million of gross proceeds from the sale of membership interests, and debt, issuing $10.0 million of bonds and $10.0 million of notes through December 31, 2024. Subsequent to December 31, 2024, the Company raised additional gross proceeds of $0.7 million of notes with Amantes, LLC (“Amantes”) and Prophase Sciences LLC (“Prophase”), both of which are related parties of the Company.

Since our inception, we have incurred significant operating losses. Our net loss was $3.5 million and $5.0 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, we had an accumulated deficit of $28.7 million. We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:

•	conduct clinical trials for our CD47 product, as well as initiate and complete additional trials of future potential product candidates;

•	seek regulatory approval for any product candidates that successfully complete clinical trials;

•	scale up our clinical and regulatory capabilities;

•	manufacture materials for clinical trials or potential commercial sales;

•	establish a commercialization infrastructure and scale up manufacturing and distribution capabilities to commercialize any product candidates for which we may obtain regulatory approval;

•	adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;

•	maintain, expand, and protect our intellectual property portfolio;

•	hire additional clinical, manufacturing quality control, regulatory, manufacturing, and scientific and administrative personnel;

•	add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and

•	incur additional legal, accounting, and other expenses in operating as a public company.

Business Combination

On November 30, 2022, we entered into a business combination agreement (the “Business Combination Agreement”), with Iris Acquisition Corp, a Delaware publicly traded special purpose acquisition company (“Iris”), Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), Liminatus Pharma Merger Sub, Inc., a wholly-owned subsidiary of ParentCo (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a wholly-owned subsidiary of ParentCo (“SPAC Merger Sub” and together with Liminatus Merger Sub, the “Merger Subs”).

On June 1, 2023, we entered into an amendment to the Business Combination Agreement to extend the Outside Date, as defined in the Business Combination Agreement, to September 11, 2023.

On August 14, 2023, we entered into a second amendment to the Business Combination Agreement to extend the Outside Date, as defined in the Business Combination Agreement, to March 9, 2024.

On March 9, 2024, we entered into a third amendment to the Business Combination Agreement to extend the Outside Date, as defined in the Business Combination Agreement, to July 31, 2024.

On July 19, 2024, we entered into a fourth amendment to the Business Combination Agreement to extend the Outside Date, as defined in the Business Combination Agreement, to September 3, 2024.

On August 16, 2024, we entered into a fifth amendment to the Business Combination Agreement to extend the Outside Date, as defined in the Business Combination Agreement, to December 31, 2024.

On October 23, 2024, we entered into a sixth amendment to the Business Combination Agreement to, among other things, reduce the enterprise value associated with the Company to $175 million.

On December 26, 2024, we entered into a seventh amendment to the Business Combination Agreement to extend the Outside Date, as defined in the Business Combination Agreement, to June 30, 2025.

In consideration of the Liminatus Merger, our securityholders will receive 17,500,000 newly issued shares of ParentCo’s common stock with an aggregate equity value of $175.0 million.

Pursuant to the Business Combination Agreement, on April 30, 2025, in sequential order: (a) Liminatus Merger Sub merged with and into Liminatus, with Liminatus continuing as the surviving company and a wholly owned subsidiary of ParentCo (the “Liminatus Merger”) and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub merged with and into Iris (the “SPAC Merger,” together with the Liminatus Merger (the “Mergers”)), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo.

License Agreements

TDT Licenses

In June 2018, we entered into a license and development agreement with TDT (the “CAR-T License”), whereby we received an exclusive license to develop and commercialize CAR-T products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a CAR-T product (the “CAR-T Diagnostics”). Under the CAR-T License, we made an upfront payment recorded as research and development expenses in the year ended December 31, 2018 and fund all of the development costs for the CAR-T products and the CAR-T Diagnostics which began with an additional upfront payment made during the year ended December 31, 2018 of $5.0 million, recorded as advances for research and development in the balance sheet.

On April 10, 2020, we were assigned a license and development agreement with TDT (the “Vaccine License”), whereby we received an exclusive license to develop and commercialize vaccine products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a vaccine product, from Viral Gene, Inc. (“Viral Gene”), our related party due to the fact that Viral Gene and Liminatus share a mutual Chief Executive Officer. Under the Vaccine License, we were responsible for all of the developmental costs for the Vaccine products after the upfront payment of $4.0 million, which was paid by Viral Gene to TDT.

Upon the assignment of the Vaccine License on April 10, 2020, we recorded advances for research and development of $1.8 million for the remaining amount of the upfront payment to TDT to be used on research and development costs and short-term debt of $0.4 million and accrued interest of $18,000 for the outstanding loan and related interest due to TDT for the annual fee that was not paid by Viral Gene, with an offset of $1.0 million recorded to additional paid-in capital in the balance sheet.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the License and Development Agreement, dated June 10, 2018, by and between TDT and Liminatus. As of August 2024, the CAR-T License and Vaccine License have been terminated.

As of December 31, 2024, the Company and TDT are engaged in negotiations associated with the amounts due to TDT of $2.2 million, which has been accrued on the Company’s balance sheet. Due to the termination of the License and Development Agreement between the Company and TDT, the Company is uncertain as to amounts it will be required to pay to TDT, if any. As of December 31, 2024, no agreement has been reached between the parties, and the amount remains fully accrued until a final agreement has been executed between the two parties in accordance with ASC 450-30, Contingencies - Gain Contingencies.

Metavagen License

In December 2022, we entered into a Subscription Agreement In Kind (the “Metavagen License”) with Metavagen LLC (“Metavagen”), owned by Chris Kim and thus an entity under common control with us, whereby we received the license rights initially granted from InnoBation to Metavagen to develop, market and sell YN1203, InnoBation Bio CAR NK biomarkers, including devices, compounds and products used to detect analyte in body or tissue in exchange for 40,000,000 shares of our Class A member units. The Metavagen License transaction was consummated as we had the right to use the license, but the license was not transferred. The license is recorded at Metavagen’s cost basis of zero, thus we recorded Class A membership interest of $0.4 million, for the par value of the units issued, with an offsetting reduction to additional paid-in capital. In March 2023, the Metavagen License was cancelled, and our membership interest was returned. As our cost basis of the license is zero, we recorded the reversal of the membership interest of $0.4 million with an offsetting increase to additional paid-in capital.

CD47 License with InnoBation

On October 1, 2022, we signed an agreement, as amended (the “CD47 Assignment Agreement”), to be assigned the License and Development Agreement by and between InnoBation and Valetudo, our related party and an entity under common control with us, effective March 31, 2023. Under the CD47 Assignment Agreement, we received exclusive worldwide rights to develop and commercialize the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products. On March 31, 2023, we issued 78,555,554 shares of our Class A member units to Curis Biotech Holdings LLC, the parent company of Valetudo, as consideration for the CD47 Assignment Agreement. The license was recorded at Valetudo’s costs basis of zero, thus we recorded class A membership interest of $0.8 million, for the par value of the units issued, with an offset to additional paid-in capital in our balance sheet. We will also pay license fees and management fees to be mutually agreed with InnoBation from time to time.

We have not paid and do not owe any license fees, management fees, developmental or regulatory milestone payments or royalty payments under the CD47 License to date.

Components of Results of Operations

Revenue

To date, we have not generated any revenue from any sources, including from product sales, and we do not expect to generate any revenue from the sale of products in the foreseeable future. If our development efforts for our product candidates are successful and result in regulatory approval, or license agreements with third parties, we may generate revenue in the future from product sales. However, there can be no assurance as to when we will generate such revenue, if at all.

Operating Expenses

Research and Development Expenses

Research and development costs primarily consist of costs incurred by TDT who was performing our preclinical and clinical trials for our products in accordance with the license agreements with TDT and the annual fee paid to TDT. Research and development expenses are recognized as incurred and payments made prior to costs being incurred are capitalized until the costs are incurred. Costs incurred in obtaining technology licenses through asset acquisitions are charged to research and development expense if the licensed technology has not reached technological feasibility and has no alternative future use. Research and development expenses could include:

•	external research and development expenses incurred under agreements with clinical research to conduct our preclinical studies, including:

•	labor costs for TDT employees involved in research and development efforts;

•	costs related to manufacturing material for preclinical studies and clinical trials, including fees paid to contract manufacturing organizations;

•	laboratory supplies and research materials;

•	costs related to compliance with regulatory requirements; and

•	allocated expenses for facilities, depreciation, and other allocated cost.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We plan to substantially increase our research and development expenses for the foreseeable future as we develop our product candidates and manufacturing processes and conduct discovery and research activities for our preclinical and clinical programs. We cannot determine with certainty the timing of initiation, the duration or the completion costs of current or future preclinical studies and clinical trials of our product candidate due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to how we pursue our product candidate and how much funding to direct to each program on an ongoing basis in response to the results of future preclinical studies and clinical trials, regulatory developments, and our ongoing assessments as to commercial potential. We will need to raise substantial additional capital in the future. Our clinical development costs are expected to increase significantly as we commence, continue, and expand our clinical trials. Our future expenses may vary significantly each period based on factors such as:

•	per patient clinical trial costs, including based on the number of doses that patients receive;

•	the number of patients who enroll in each clinical trial;

•	the number of clinical trials required for approval;

•	the number of sites included in the clinical trials;

•	the countries in which the clinical trials are conducted;

•	the length of time required to enroll eligible patients;

•	the drop-out or discontinuation rates of patients;

•	potential additional safety monitoring requested by regulatory agencies;

•	the duration of patient participation in the clinical trials and follow-up;

•	the phase of development of the product candidate;

•	third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

•	the cost of insurance, including product liability insurance, in connection with clinical trials;

•	regulators or institutional review boards requiring that we or our investigators suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks; and

•	the efficacy and safety profile of our product candidates.

General and Administrative Expenses

General and administrative expenses currently consist of consulting fees for the chief executive officer and professional fees for legal costs relating to our corporate matters, accounting and tax services and travel expenses. Other general and administrative expenses may also include professional fees for patents, insurance costs and board of directors’ expenses.

We anticipate that our general and administrative expenses will increase in the future as we continue to support research and development activities and incur increased costs of operating a public company. These costs include increased headcount to support expanded operations and infrastructure, and the initiation, continuation and expansion of our preclinical studies and clinical trials for our product candidates. Additionally, we anticipate increased costs associated with maintaining compliance with Nasdaq rules and SEC requirements such as accounting, audit, legal and consulting services, as well as director and officer liability insurance, investor, and public relations activities.

Results of Operations for the Years Ended December 31, 2024 and 2023

General and Administrative Expenses

General and administrative expenses were $0.6 million for the year ended December 31, 2024 as compared to $1.0 million for the year ended December 31, 2023. The decrease of $0.4 million was primarily related to decreases in accounting and legal costs related to the Business Combination and general corporate matters during the year ended December 31, 2024 as compared to the year ended December 31, 2023.

Research and Development Expenses

Research and development expenses were $2.7 million for the year ended December 31, 2024 as compared to $3.8 million for the year ended December 31, 2023. The decrease of $1.1 million was primarily related to decreased spending for preclinical and clinical trials for both the CAR-T products and the GCC vaccine products because of the termination of the CAR-T License and Vaccine License during the year ended December 31, 2024.

Other Income and Expenses

Interest expense was $0.3 million for the year ended December 31, 2024 as compared to $0.2 million for the year ended December 31, 2023. The increase of $0.1 million was primarily related to additional borrowings from Valetudo, Prophase, Hana Immunotherapeutics, LLC and Amantes during the year ended December 31, 2024. Interest income was $0.1 million for the year ended December 31, 2024 as compared to approximately $10,000 for the year ended December 31, 2023. The increase in interest income was primarily related to the issuance of $2.9 million in loans receivable to Iris during the year ended December 31, 2024.

Going Concern, Liquidity and Capital Resources

Overview

Since our inception, we have not generated any revenue and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of December 31, 2024, we had cash of approximately $56,000. We have funded our operations through the sale of equity, raising an aggregate of $4.5 million of gross proceeds from the sale of membership interests, and debt, issuing $10.0 million of bonds and $10.0 million of notes through December 31, 2024. Subsequent to December 31, 2024, the Company raised additional gross proceeds of $0.7 million of notes with Amantes and Prophase, both of which are related parties of the Company.

Going Concern

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the financial statements are issued. The Company’s cash requirements include, but are not limited to, research and development costs, license fees and working capital requirements. Due to these cash requirements, the Company does not believe that it will have sufficient cash to fund operations for one year after the date that the accompanying financial statements are issued.

The Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. The Company’s financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to raise additional cash through equity financings, debt financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Capital Requirements

To date, we have not generated any revenues from any source, including the commercial sale of approved drug products, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidate in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidate, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidate.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue the research and development of, and seek marketing approval for, our product candidate. In addition, if we obtain approval for our product candidate, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing, and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.

We will also be required to pay all clinical trial costs and expenses in connection with the development of the CD47 Products.

We are also required to repay our $10.0 million bonds (the “Feelux Bonds”) to Feelux Co., Ltd. (“Feelux”), our shareholder through its wholly owned subsidiary Car-Tcellkor, Inc. (“Car-Tcellkor”), issued in 2018 and the related interest of 1% per annum compounded annually which is expected to be settled through the issuance of ParentCo common shares, our $0.8 million loan issued in 2019 and due in May 2023, that does not bear interest, from Car-Tcellkor, our shareholder and a wholly owned subsidiary of Feelux, our loans with Valetudo, our related party, of $0.7 million (the “Valetudo Loan”) issued in December 2022 and due in June 2023, and which bears no interest, our loan with Ewon Comfortech Co., Ltd. (“Ewon”), our shareholder and related party, of $2.0 million (the “Ewon Loan”) issued in December 2022 and due in December 2023, and related interest of 2% per annum, our loans with Valetudo of $0.5 million issued in June 2023 and due in December 2023 that does not bear interest (the “Valetudo June 2023 Loans”), our additional loan with Valetudo of $0.3 million issued in July 2023 and due in January 2024, and related interest of 6% per annum (the “Valetudo July 2023 Loan”), our loans with Valetudo issued in August 2023 totaling $0.4 million, due in January and February 2024, and related interest of 6% per annum (the “Valetudo August 2023 Loans”), our additional loan with Ewon of $0.2 million issued in September 2023 and due in September 2024 and related part interest of 2% per annum (the “Ewon September 2023 Loan”), our additional loan with Valetudo of $0.2 million issued in November 2023, due in January 2024 and related interest of 6% per annum (the “Valetudo November 2023 Loan”), our other loan with Ewon of $1.0 million issued in December 2023, due in December 2024 that bears no interest (the “Ewon December 2023 Loan”), our loans with Valetudo issued in January 2024 totaling $0.8 million, due in February 2024, and related interest of 6% per annum (the “Valetudo January 2024 Loans”), our loan with Prophase Sciences LLC (“Prophase”) of $0.2 million issued February 2024 that bears 6% interest per annum and due June 1, 2024 (the “Prophase February 2024 Loan”), our loan with Prophase issued in March 2024 of $0.3 million that bears interest of 6% per annum and due June 1, 2024 (the “Prophase March 2024 Loan”), our loan with Prophase issued in April 2024 of $0.3 million that bears interest of 6% per annum and due June 1, 2024 (the “Prophase April 2024 Loan”), our loans with Prophase issued in May 2024 totaling $0.8 million that bears interest of 6% per annum and due June 1, 2024 and July 1, 2024 (the “Prophase May 2024 Loans”), our loans with Prophase issued in July 2024 of $0.1 million that bears interest of 6% per annum and due September 14, 2024, September 24, 2024 and September 29, 2024 (the “Prophase July 2024 Loans”), our loans with Prophase issued in August 2024 of $0.1 million that bears interest of 6% per annum and due October 12, 2024 and October 13, 2024 (the “Prophase August 2024 Loans”), our loan with Hana Immunotherapeutics, LLC (“Hana”) issued in August 2024 of $0.3 million that bears interest of 6% per annum and due September 30, 2024 (the “Hana Loan”), our loan with Hana issued in August 2024 of $0.6 million that bears interest of 6% per annum and due October 26, 2024 (the “Hana August 2024 Loan”), our loans with Amantes LLC (“Amantes”) issued November 2024 totaling $0.7 million that bear interest of 6% per annum and due January 1, 2025 (the “Amantes November 2024 Loans”), our loans with Amantes issued in January 2025 totaling $0.3 million that bear interest of 6% per annum and due March 1, 2025 and March 22, 2025 (the “Amantes January 2025 Loans”), our loan with Prophase issued in February 2025 of $0.2 million that bears interest of 6% per annum and due April 11, 2025 (the “Prophase February 2025 Loan”), our loan with Prophase issued in March 2025 of $0.2 million that bears interest of 6% per annum and due June 6, 2025 (the “Prophase March 2025 Loan”), and our loans with Prophase issued April 2025, totalling $3.6 million that bear interest at 6% per annum and are due May 2, 2025, May 13, 2025, and May 14, 2025 (the “Prophase April 2025 Loans”).

As the Company’s loans are with related parties, the Company and its related parties have mutually agreed to defer repayment of the past due loans until the completion of the Business Combination. As such, the Company deems that it is not in default of its loan agreements. Such amounts were still due and payable subsequent to the closing of the Business Combination.

We therefore anticipate that we will need substantial additional funding in connection with our continuing operations. After the completion of the Business Combination, on a pro forma basis, the Company had approximately $12.0 million in cash and cash equivalents. We intend to devote most of the net proceeds from the Business Combination to clinical development of our product candidates, repaying our debt, our public company compliance costs and certain of the milestone payments under the CAR-T License and the Vaccine License agreements, if any. Based on our current business plans, we believe that the anticipated net proceeds from the Business Combination will enable us to fund our operating expenses and capital requirements through at least the next twelve months. Our estimate as to how long we expect the net proceeds from the Business Combination to be able to fund our operating expenses and capital requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in fewer cash and cash equivalents available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Because of the numerous risks and uncertainties associated with research, development, and commercialization of pharmaceutical drug products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•	the extent to which we develop, in-license or acquire other product candidates and technologies in our product candidate pipeline;

•	the costs and timing of process development and manufacturing scale-up activities associated with our product candidates and other programs as we advance them through clinical development;

•	the number and development requirements of product candidates that we may pursue;

•	the costs, timing, and outcome of regulatory review of our product candidates;

•	the timing and amount of our milestone and royalty payments to InnoBation under the CD47 License;

•	the costs and timing of future commercialization activities, including product manufacturing, marketing, sales, and distributions, for any of our product candidates for which we receive marketing approval;

•	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;

•	the revenue, if any, received from sales of our product candidates for which we receive marketing approval; and

•	the costs of operating as a public company.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive, and uncertain process that takes many years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidate, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of our product candidates that we do not expect to be commercially available in the near term, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict our ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

Cash Flows

Operating Activities

Our net cash used in operating activities was $1.5 million for the year ended December 31, 2024, as compared to $3.3 million for the year ended December 31, 2023. The decrease in cash used in operating activities can be primarily attributed to a decrease in the Company’s net loss of $1.4 million, offset by an increase in the Company’s amounts which are due to its research and development partner of $1.3 million which have yet to be paid, and an increase in cash caused by $0.8 million of changes in other operating assets and liabilities, offset by less advances to the Company for research and development of $1.7 million.

Investing Activities

Net cash used in investing activities was $2.9 million for the year ended December 31, 2024 as compared to $0.8 million for the year ended December 31, 2023 due to an increase in loans made to Iris.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2024 of $3.9 million resulted from borrowings from Valetudo, Prophase, Hana and Amantes of $0.8 million, $1.6 million, $0.8 million and $0.7 million, respectively. Net cash used in financing activities of $0.5 million for the year ended December 31, 2023 was from $3.4 million from borrowings with Valetudo, Prophase, and Ewon, offset by $3.9 million of repayments of short-term loans from Valetudo, Prophase, and Ewon.

Contractual Obligations and Other Commitments

See Capital Requirements, above for discussion of our commitments and contractual obligations. Additionally, in the future we may enter into agreements in the normal course of business with contract research organizations, contract manufacturing organizations and other vendors for research and development services for operating purposes, which are generally cancelable upon written notice. In addition, some third party CMOs have intellectual property, such as patents and/or know-how with an annual fee and royalty bearing license to its customers that forms part of the manufacturing agreement. These payments are therefore not included in our contractual obligations herein.

See Note 8 to our audited financial statements included elsewhere in this report.

Critical Accounting Policies and Significant Judgments and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and the disclosure of contingent assets and liabilities, in our financial statements. In accordance with U.S. GAAP, we evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We define our critical accounting policies as those accounting principles that require us to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations, as well as the specific manner in which we apply those principles. While our significant accounting policies are more fully described in Note 2 to our audited financial statements appearing elsewhere in this report, we believe the following are the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments.

Research and Development

Research and development costs primarily consist of costs incurred for preclinical and clinical trials for our products. Research and development expenses are recognized as incurred and payments made prior to costs being incurred are capitalized until the costs are incurred. Costs incurred in obtaining technology licenses through asset acquisitions are charged to research and development expense if the licensed technology has not reached technological feasibility and has no alternative future use.

Recent Accounting Pronouncements

See Note 2 to our audited financial statements included elsewhere in this report for information about recent accounting pronouncements, the timing of their adoption, and our assessment, if any, of their potential impact on our financial condition and results of operations.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Upon the closing of the Business Combination, we became an emerging growth company and delayed the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In addition, as an emerging growth company, we may have taken advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	being permitted to present only two years of audited financial statements in addition to any required financial statements, with correspondingly reduced disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this report. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

Reference is made to the disclosure contained in the Iris Form 10-K in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 44, which information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of ParentCo Common Stock, as of April 30, 2025, following the consummation of the Business Combination, by:

•	each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities on April 30, 2025;

•	each of the Company’s officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Subject to the paragraph above, percentage ownership of ParentCo Common Stock is based on 26,014,633 shares of ParentCo Common Stock outstanding upon consummation of the Business Combination on April 30, 2025, after giving effect to the redemptions by Iris public stockholders in connection with the Business Combination. The table below does not include the shares of ParentCo Common Stock underlying the ParentCo Public Warrants or the ParentCo Private Placement Warrants because these securities are not exercisable within 60 days of April 30, 2025.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	% of Outstanding Common Stock
Directors and Executive Officers
Chris Kim(2)	6,169,406	23.7%
Scott Dam	—	—
Byong C Yoo	—	—
Sang-jin Daniel Lee	—	—
Beom K. Choi	—	—
Eun Sook Lee	—	—
Nicholas Fernandez	—	—
Ji Yeon Baek	—	—
All executive officers and directors as a group (8 individuals)	6,169,406	23.7%

5% or More Stockholders:
Iris Acquisition Holdings LLC(3)	6,900,000	26.5%
Valetudo Therapeutics LLC(4)	6,169,406	23.7%
Ewon Comfortech Co., Ltd.(5)	1,500,000	5.8%
Feelux Co., Ltd (6)	4,000,000	15.4%
Nongae Apple Association 1st(7)	1,470,000	5.7%
Red Peony Association 1st(8)	1,470,000	5.7%

* Less than 1%

(1)	Unless otherwise noted, the business address of each of the directors and executive officers is c/o Liminatus Pharma, Inc., 6 Centerpointe Dr. #625, La Palma, California 90623.

(2)	Consists of shares of ParentCo Common Stock held of record by Valetudo Therapeutics LLC. Mr. Chris Kim is the CEO and controlling member of Valetudo and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Valetudo. The business address of Valetudo is 6 Centerpointe Dr. #625, La Palma, CA 90623. Mr. Kim disclaims any beneficial ownership of any shares held by Valetudo except to the extent of his ultimate pecuniary interest therein.

(3)	Consists of shares of ParentCo Common Stock held of record by Iris Acquisition Holdings LLC (the “Sponsor”). Iris Equity Holdings LLC is the managing member of the Sponsor. Iris Equity Holdings LLC possesses sole voting and investment power over the shares held by the Sponsor. The natural person who has voting and/or investment power over the shares held by the Sponsor is Joon Seok Yoo.

(4)	Mr. Chris Kim is the CEO and controlling member of Valetudo and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Valetudo. The business address of Valetudo is 6 Centerpointe Dr. #625, La Palma, CA 90623.

(5)	The business address of Ewon Comfortech Co., Ltd. is 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of South Korea. Ewon Comfortech is a publicly traded company in Korea.

(6)	Consists of shares of ParentCo Common Stock held by Feelux Co., Ltd., a company formed in the Republic of Korea. The business address of Feelux is 624-8, Sukwoo-Ri, Gwangjuk-Myeon, Yangju-Gun, Yangju, Gyeonggi, South Korea. Feelux is a publicly traded company in Korea.

(7)	Consists of shares of ParentCo Common Stock held of record by Nongae Apple Association 1st. The natural person who has voting and/or investment power over the shares held by Nongae Apple Association 1st is Mary H. Song. The business address of Nongae Apple Association 1st is 42 147-gil (#2707) Unju-ro, Kangnam-gu, Seoul, Republic of Korea.

(8)	Consists of shares of ParentCo Common Stock held of record by Red Peony Association 1st. The natural person who has voting and/or investment power over the shares held by Red Peony Association 1st is Kyung Bok Hyun. The business address of Red Peony Association 1st is 353, Hyoryeong-ro, Seocho-dong, Seocho-gu, Seoul, Republic of Korea.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of ParentCo Following the Business Combination” beginning on page 207 which is incorporated herein by reference.

The following persons constitute the executive officers and directors of the Company:

Name	Age	Title

Chris Kim	65	Chief Executive Officer and Director
Scott Dam	46	Chief Financial Officer
Byong C. Yoo, PhD	53	Chief Science Officer
Sang-jin Daniel Lee, PhD	57	Head of Research & Development
Beom K. Choi	53	Chief Technology Officer
Eun Sook Lee, MD, PhD	62	Director
Nicholas Fernandez	40	Director
Ji Yeon Baek	53	Director

Director and Executive Compensation

Information regarding the compensation of the named executive officers and directors of the Company before and after the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Officer and Director Compensation” beginning on page 206 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Committees of the Board

The Combined Company’s Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee operates under a charter that was approved by the Board. The Board may from time to time establish other committees.

Audit Committee

ParentCo’s audit committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez, each of whom is an independent director under applicable Nasdaq listing standards. Nicholas Fernandez has been appointed chair of the audit committee. The Board has determined that Nicholas Fernandez qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The audit committee’s duties, which are specified in the Audit Committee Charter, include, but are not limited to: the appointment, compensation, retention, replacement, and oversight of the work of our independent registered public accounting firm, pre-approving all audit and permitted non-audit services to be provided by our independent registered public accounting firm, reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction and reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory, or compliance matters, including any correspondence with regulators or government agencies and any employee complaints.

Compensation Committee

ParentCo’s compensation committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez, each of whom is an independent director under applicable Nasdaq listing standards. Dr. Eun Sook Lee has been appointed chair of the compensation committee. The compensation committee’s duties, include, but are not limited to: determining or recommending to the Board for determination, the compensation of our executive officers, including our chief executive officer, administering our equity compensation plans, overseeing our overall compensation policies and practices, compensation plans, and benefits programs and preparing the compensation committee report that the SEC will require in our annual proxy statement.

Nominating and Corporate Governance Committee

ParentCo’s nominating and corporate governance committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez, each of whom is an independent director under applicable Nasdaq listing standards. Nicholas Fernandez has been appointed chair of the nominating and corporate governance committee. The nominating and corporate governance committee, among other things, will determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director, identifying and screening individuals qualified to become members of the Board and making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions of Iris and Liminatus are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 222 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. ParentCo’s board of directors has determined that each of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of ParentCo Following the Business Combination” beginning on page 207 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Report is incorporated into this Item 2.01 by reference.

Legal Proceedings

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities. The Company is not a party to any material legal proceedings and is not aware of any material pending or threatened claims.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

On May 1, 2025, the ParentCo Common Stock began trading on The Nasdaq Global Market under the symbol “LIMN” and the ParentCo Public Warrants began trading on The Nasdaq Capital Market under the symbol “LIMNW.” The Company has not paid any cash dividends on its common stock to date.

As of May 1, 2025, there were 12 holders of record of ParentCo Common Stock and two holders of record of ParentCo Public Warrants.

The Board, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends on the ParentCo Common Stock. It is not contemplated that the Company will pay cash dividends for the foreseeable future.

Recent Sales of Unregistered Securities

Information about unregistered sales of the Company’s equity securities is set forth under Item 3.02 of this Report, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of ParentCo Capital Stock” beginning on page 214 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The Company has 501,000,000 shares of authorized capital stock, which consist of: (i) 500,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of ParentCo Common Stock are fully paid and non-assessable. As of the Closing Date, there were outstanding 26,014,633 shares of ParentCo Common Stock, after giving effect to the redemptions by Iris public stockholders in connection with the Business Combination, no shares of the Company’s preferred stock, public warrants to purchase 6,900,000 shares of ParentCo Common Stock, and private warrants to purchase 835,555 shares of ParentCo Common Stock. Company stockholders who hold their shares in electronic format in U.S. brokerage accounts are not deemed to be separate stockholders, as such shares are held of record by Cede & Co., which is counted by the Company’s transfer agent as a single stockholder of record. Such holder numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in Item 1.01 of this Report and in the Proxy Statement in the section titled “Limitation on Liability and Indemnification of Directors and Officers” beginning on page 212 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Information about changes in accountants on accounting and financial disclosure is set forth under Item 4.01 of this Report, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the Company’s financial statements and supplementary information, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The Company is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” above is hereby incorporated by reference. The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Iris’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 177, and “Certain Relationships and Related Transactions” beginning on page 222 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

At the Special Meeting, Iris stockholders approved the Company’s amended and restated certificate of incorporation (the “Charter”) to, among other things, change the corporate name from “Iris Acquisition Corp” to “Iris Parent Holding Corp.,” change the total number of shares of the Company’s capital stock from (a) 280,000,000 Iris Class A Shares, 20,000,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of Iris to (b) 500,000,000 shares of ParentCo Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of ParentCo, eliminate the Class B Common Stock and any rights of holders thereof and authorize all other changes in connection with the replacement of Iris’s constitutional documents with the Charter and the Company’s amended and restated bylaws (the “Bylaws”) in connection with the consummation of the Business Combination. The terms of the Charter are described in greater detail in the section titled “The ParentCo Charter Proposal” beginning on page 131 of the Proxy Statement/Prospectus and is incorporated herein by reference. The Charter, which became effective upon filing with the Secretary of State of the State of Delaware on the Closing Date, includes the amendments proposed by the ParentCo Charter Proposal.

The description of the Charter and the general effect of the Charter and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the sections titled (i) “The Advisory Charter Proposals” beginning on page 133 of the Proxy Statement/Prospectus, (ii) “Comparison of Stockholders’ Rights” beginning on page 148 of the Proxy Statement/Prospectus, and (iii) “Description of ParentCo Capital Stock” beginning on page 214 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

On April 30, 2025, in connection with the Business Combination, the Company filed the Charter with the Secretary of State of the State of Delaware, including the changing of the Company’s name to “Liminatus Pharma, Inc.,” and adopted the Bylaws, in the form attached as Annex I to the Proxy Statement/Prospectus.

Copies of the Charter and the Bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Report and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

Upon the consummation of the Business Combination and the filing of Form 15 by Iris, Marcum LLP (“Marcum”) ceased to be  Iris’s independent registered public accounting firm. Prior to the consummation of the Business Combination, Marcum audited Iris’s financial statements for the fiscal year ended December 31, 2024, which consist only of the accounts of Iris prior to the Business Combination.

The report of Marcum on the financial statements of Iris as of December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph as to Iris’ ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023 and through the Closing Date, there were no disagreements between Iris and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its report.

During the fiscal years ended December 31, 2024 and 2023 and through the Closing Date, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses in internal controls identified by management related to complex financial instruments, maintaining compliance with income tax regulations, the preparation of complete and accurate financial statement disclosures, income tax accounting, and identifying related party transactions.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated May 6, 2025, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

Upon the consummation of the Business Combination, the Company appointed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2025. Withum served as the independent registered public accounting firm of Liminatus and the Company prior to the Business Combination.

Item 5.01. Changes in Control of Registrant.

The information set forth above under “Introductory Note” and Item 2.01 of this Report is incorporated herein by reference. Reference is also made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal” beginning on page 103, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Upon the consummation of the Business Combination, (i) the following Iris’s board members resigned in connection with the Business Combination: Rohit Nanani, Richard Peretz, Manish Shah and Nicholas Fernandez; and (ii) Chris Kim, Eun Sook Lee, Nicholas Fernandez and Ji Yeon Baek were appointed to the Company’s Board of Directors.

Further, upon the consummation of the Business Combination, (i) Sumit Mehta resigned from his position as Chief Executive Officer, Lisha Parmar resigned from her position as Chief Financial Officer and Omkar Halady resigned from his position as Vice President, and (ii) Chris Kim was appointed as Chief Executive Officer, Scott Dam was appointed as Chief Financial Officer, Byong C. Yoo was appointed as Chief Science Officer, Sang-jin Daniel Lee was appointed as Head of Research and Development, and Beom K. Choi was appointed as Chief Technology Officer.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director and Executive Compensation,” “Committees of the Board,” “Certain Relationships and Related Transactions, and Director Independence” and “Indemnification of Directors and Officers” in Item 2.01 of this Report are incorporated herein by reference. Reference is also made to the disclosure in the Proxy Statement/Prospectus in the section titled “Information about Iris – Committees of the Iris Board” beginning on page 167, which is incorporated herein by reference.

Liminatus Pharma, Inc. 2025 Omnibus Equity Incentive Plan

In connection with the Business Combination, the Company adopted the Liminatus Pharma, Inc. 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) described in the Proxy Statement/Prospectus in the section entitled “The Incentive Plan Proposal” beginning on page 126 and incorporated herein by reference. That summary of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2025 Plan, which is filed as Annex B to the Proxy Statement/Prospectus and is incorporated herein by reference. The plan allows the Company to make equity and equity-based incentive awards, as well as cash awards, to employees, directors and consultants.

Decisions with respect to the compensation of the Company’s directors and executive officers will be made by the compensation committee of the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Report is incorporated by reference into this Item 5.03.

Item 5.05. Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on April 30, 2025, the Board approved and adopted a new Code of Ethics applicable to all employees, officers and directors of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers). A copy of the Code of Ethics and Business Conduct is attached to this Report as Exhibit 14.1.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, Iris ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal” beginning on page 103 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further, the information contained in Item 2.01 of this Report is incorporated by reference into this Item 5.06.

Item 7.01 Regulation FD Disclosure.

On April 30, 2025, ParentCo and Iris issued a press release announcing that the Business Combination had closed on April 30, 2025. A copy of the press release is filed herewith as Exhibit 99.4.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.4.

Item 8.01. Other Events.

As a result of the Business Combination, ParentCo became the successor issuer to Iris. Pursuant to Rule 12g-3(a) under the Exchange Act, ParentCo’s common stock and warrants are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of ParentCo for the fiscal years ended December 31, 2024 and 2023, the related notes and report of independent registered public accounting firm are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

The audited financial statements of Liminatus for the fiscal years ended December 31, 2024 and 2023, the related notes and report of independent registered public accounting firm are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Certain unaudited pro forma condensed combined financial information is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
2.1	Business Combination Agreement, dated November 30, 2022, as amended, by and among Iris Acquisition Corp, Iris Parent Holding Corp., Liminatus Pharma, LLC, Liminatus Pharma Merger Sub, Inc. and SPAC Merger Sub, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus filed with the SEC on February 7, 2025).
2.2*	Certificate of Merger of Liminatus Pharma, LLC and Liminatus Pharma Merger Sub, Inc. filed on April 30, 2025.
2.3*	Certificate of Merger of Iris Acquisition Corp and SPAC Merger Sub, Inc. filed on April 30, 2025.
3.1*	Amended and Restated Certificate of Incorporation of Iris Parent Holding Corp. (renamed Liminatus Pharma, Inc.) filed on April 30, 2025.
3.2	Amended and Restated Bylaws of Iris Parent Holding Corp. (renamed Liminatus Pharma, Inc.) (incorporated by reference to Annex I to the proxy statement/prospectus filed with the SEC on February 7, 2025).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 (File No. 333-252413), filed by Iris Acquisition Corp with the SEC on January 25, 2021).
4.3	Warrant Agreement, dated as of March 4, 2021, between Continental Stock Transfer & Trust Company and Iris Acquisition Corp (incorporated by reference to Exhibit 4.1 of Form 8-K of Iris Acquisition Corp filed with the SEC on March 10, 2021).
4.4*	Assumption of Warrant Agreement, dated as of April 30, 2025, by and among Iris Acquisition Corp, Iris Parent Holding Corp. and Continental Stock Transfer & Trust Company.
10.1*	Amended and Restated Registration Rights Agreement, dated as of April 30, 2025, by and among Iris Acquisition Corp, Iris Parent Holding Corp, Iris Acquisition Holdings LLC, Cantor Fitzgerald & Co. and certain other parties thereto.
10.2	Lock-Up Agreement, dated November 30, 2022, by and among Iris Parent Holding Corp., Iris Acquisition Holdings LLC and certain members of Liminatus Pharma, LLC (incorporated by reference to Annex G to the proxy statement/prospectus filed with the SEC on February 7, 2025).
10.3	Amended and Restated Waiver and Consent, dated January 2, 2025, by and between Iris Parent Holding Corp. and Iris Acquisition Holdings LLC (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form POS-AM (File No. 333-275409), filed by the Registrant with the SEC on January 16, 2025).
10.4	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
10.5	Form of Liminatus Pharma, Inc. 2025 Omnibus Equity Incentive Plan (incorporated by reference to Annex B to the proxy statement/prospectus filed with the SEC on February 7, 2025).
10.6	License and Development Agreement entered into as of March 30, 2022, by and between InnoBation Bio Co., Ltd., as licensor, and Valetudo Therapeutics LLC, as licensee (incorporated by reference to Exhibit 10.6 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
10.7	Assignment of Contract entered into as of October 1, 2022 by and between Valetudo Therapeutics and Liminatus Pharma, LLC (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
10.8	Acknowledgement and Release, dated as of January 24, 2025, by and between Viral Gene, Inc. and Liminatus Pharma, LLC (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
14.1*	Code of Ethics.
16.1*	Letter from Marcum LLP, dated May 6, 2025.
21.1*	List of Subsidiaries of Liminatus Pharma, Inc.
99.1*	Audited financial statements of Iris Parent Holding Corp. for the years ended December 31, 2024 and 2023.
99.2*	Audited financial statements of Liminatus Pharma, Inc. for the years ended December 31, 2024 and 2023.
99.3*	Unaudited pro forma condensed combined financial information of Liminatus Pharma, Inc.
99.4**	Joint Press Release, dated April 30, 2025 (incorporated by reference to Exhibit 99.1 of the Form 8-K12B filed by the Registrant with the SEC on April 30, 2025).
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2025

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer